Exhibit 23.2

Independent Auditors’ Consent

To the Board of Directors

Harken Energy Corporation

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated March 25, 2004, relating to the consolidated financial statements of Harken Energy Corporation appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2003.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

Houston, Texas

May 3, 2004